Exhibit 10.18
17987406.2
09-24-14

SIXTH MODIFICATION AGREEMENT

THIS SIXTH MODIFICATION AGREEMENT dated as of September 24, 2014 (this "Agreement"), is entered into by and among ADK THOMASVILLE OPERATOR, LLC ("Borrower 1"), ADK LUMBER CITY OPERATOR, LLC ("Borrower 2"), ADK LAGRANGE OPERATOR, LLC ("Borrower 4"), ADK POWDER SPRINGS OPERATOR,    LLC ("Borrower 5"), ADK THUNDERBOLT OPERATOR,    LLC ("Borrower 7"), ATTALLA NURSING ADK, LLC ("Borrower 9"), MOUNTAIN TRACE NURSING ADK, LLC, an Ohio limited liability company ("Borrower 10"), MT. KENN NURSING,    LLC ("Borrower 11"), ERIN NURSING, LLC ("Borrower 12"), CP NURSING, LLC ("Borrower 13"), BENTON NURSING, LLC ("Borrower 14"), VALLEY RIVER    NURSING, LLC ("Borrower 15"), PARK HERITAGE NURSING, LLC ("Borrower 16"), HOMESTEAD NURSING,    LLC ("Borrower 17"), WOODLAND MANOR NURSING, LLC ("Borrower 18"), MOUNTAIN VIEW NURSING, LLC ("Borrower 19"), LITTLE ROCK HC&R NURSING, LLC ("Borrower 21"), GLENVUE H&R NURSING, LLC ("Borrower 24") and COOSA NURSING ADK, LLC ("Borrower 25"), QC NURSING, LLC ("Borrower 26"), each a Georgia limited liability company except as hereinabove set forth (the "Borrowers"), ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (the "Guarantor") (the Borrowers and the Guarantor being sometimes referred to herein collectively as the "Borrower/Guarantor Parties"), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation ("Lender").

RECITALS

A.    The Borrower/Guarantor Parties and the Lender heretofore entered into the following documents (collectively, the “Documents”):
(i)    Loan and Security Agreement dated as of September 20, 2012 (the “Loan Agreement”), by and among the Borrowers, ADK Jeffersonville Operator, LLC (“Borrower 3”), ADK Oceanside Operator, LLC (“Borrower 6”), ADK Savannah Beach Operator, LLC (“Borrower 8”), Northridge HC&R Nursing, LLC (“Borrower 20”), Woodland Hills HC Nursing, LLC (“Borrower 22”), and APH&R Nursing, LLC, each a Georgia limited liability company (“Borrower 23” and together with Borrowers 3, 6, 8, 20 and 22, the “Released Borrowers”; the Released Borrowers together with the Borrowers, the “Original Borrowers”), and the Lender.
(ii)    Promissory Note dated September 20, 2012 (the “Note”), from the Original Borrowers to the Lender in the principal amount of $10,600,000.
(iii)    Guaranty of Payment and Performance dated as of September 20, 2012, by the Guarantor to and for the benefit of the Lender.

B.    The Documents were previously modified and amended by the following documents (the “Previous Modifications”): (i) the Modification Agreement dated as of October 26, 2012 (the “Modification”), by and among the Original Borrowers, the Guarantor and the Lender; (ii) the Memorandum of Agreement dated January 25, 2013 (the “Second Modification”), by and among Borrower 20, Borrower 22, Borrower 23 and the Lender; (iii) the Third Modification Agreement dated as of September 30, 2013, by and among the Borrowers, Borrower 3, Borrower 6, Borrower 8, the Guarantor and the Lender (the “Third Modification”); (iv) the Fourth Modification Agreement dated as of November 26, 2013, by and among the Borrowers, the Guarantor and the Lender (the “Fourth Modification”); and (v) the Fifth Modification dated as of July 22, 2014, by and among the Borrowers, the Guarantor and the Lender.
C.    Borrower 20, Borrower 22 and Borrower 23 were released from their respective obligations under the Documents pursuant to the Second Modification.
D.    Borrower 3, Borrower 6 and Borrower 8 were released from their respective obligations under the Documents pursuant to the Third Modification.
E.    Borrower 1, Borrower 18 and Borrower 24 are being released from their respective obligations under the Documents pursuant to this Agreement.
F.    The parties desire to make certain modifications and amendments to the Documents, as modified and amended by the Previous Modifications, as more fully provided for herein, all as modifications, amendments and continuations of, but not as novations of, the Documents.

AGREEMENTS

In consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Recitals Part of Agreement; Defined Terms; References to Documents

(a)The foregoing Recitals are hereby incorporated into and made a part of this Agreement.

(b)	All capitalized terms used and not otherwise defined in this Agreement shall hav e the meanings set forth in the Loan Agreement.

(c)Except as otherwise stated herein, all references in this Agreement to any one or more of the Documents shall be deemed to include the Previous Modifications and amendments to the Documents provided for in the Previous Modifications , whether or not express reference is made to such previous modifications and amendments.

Section 2.    Reduction of Loan Amount. The amount of the Loan and the Note and the Loan Amount are hereby reduced from $ 10,600,000 to $9,100,000, and all of the Documents,

as they may have been modified and amended by the Previous Modifications , are hereby modified and amended accordingly. Without limitation on the generality of the foregoing provisions of this Section, the amount "$10,600,000" is hereby changed to "$9, 100,000" each time it appears in the Documents, as they may have been modified and amended by the Previous Modification, in reference to the amount of the Loan and the Note, including, without limitation, in the defined term "Loan Amount" in Section 1.1 of the Loan Agreement, in the upper left corner of page 1 of the Note, in the definition of the term "Loan" in Section 1 of the Note, and in Recital paragraph A of the Guaranty.

Section 3.    Release of ADK Thomasville Operator, LLC, Woodland Manor Nursing, LLC and Glenvue H&R Nursing, LLC.    ADK Thomasville Operator, LLC ("Borrower 1") has requested that it be released from its obligations under the Documents due to the fact that Borrower 1 no longer operates a Facility. Woodland Manor Nursing, LLC ("Borrower 18") and Glenvue H&R Nursing, LLC ("Borrower 24") have each requested that they be released from their respective obligations under the Documents due to the fact that their respective facilities are being financed by the Department of Housing and Urban Development and they are entering into a new loan agreement with the Lender with respect to such Facilities. The Lender is agreeable to such request and hereby releases Borrower 1, Borrower 18 and Borrower 24 as Borrowers under the Loan Agreement , and releases the Collateral which is the property of Borrower 1, Borrower 18 and Borrower 24 as security for the Loan.

Section 4.    Change in Definitions. The following defined terms in Section 1.1 of the Loan Agreement, as modified and amended by the Previous Modifications, are hereby further modified and amended in their entirety to read as follows effective as of the date of this Agreement, with the existing defined terms to continue to be effective for periods prior to the date of this Agreement:
Loan Amount:    $9,100,000, which includes the $3,750,000 Letter of
Credit Amount.

Borrowers: Borrowers 1 through 26, except for Borrowers 1, 3, 6, 8, 18,
20, 22, 23 and 24.

Facility: Each of the 17 Facilities which are operated by Borrowers in the
Projects, described as follows:

Facility	Borrower	Facilitv Name	Location	Beds
1	Borrower 1	Released		52
2	Borrower 2	Lumber City Nursing and Rehabilitation Center	93 Highway 19, Lumber City, Telfair County, Georgia	86
3	Borrower 3	Released
4	Borrower 4	LaGrange Nursing and Rehab Center	2111 West Point Road, LaGrange , Troup County , Georgia	138
5	Borrower 5	Powder Springs Nursing and Rehab Center	3460 Powder Springs Road , Powder Springs,	208

			Cobb County, Georgia
6	Borrower 6	Released ,		85
7	Borrower 7	Tara at Thunderbolt Nursing and Rehabilitation Center	3223 Falligant Avenue, Thunderbolt , Chatham County, Georgia	134
8	Borrower 8	Released		50
9	Borrower 9	Attalla Health Care	915 Stewart Avenue SE, Attalla, Etowah County , Alabama	182

10	Borrower 10	Mountain Trace Nursing and Rehabilitation Center	417 Mountain Trace Road, Sylva, Jackson County, North Carolina	106
11	Borrower 11	Autumn Breeze Healthcare Center	1480 Sandtown Road, Marietta, Cobb County, Georgia	109
12	Borrower 12	Southland Healthcare and Rehab Center	606 Simmons Street, Dublin, Laurens County, Georgia	126
13	Borrower 13	College Park Healthcare Center	1765 Temple Avenue, College Park, Fulton County, Georgia	100
14	Borrower 14	Bentonville Manor Nursing Hom e	224 South Main Street, Bentonville, Benton County, Arkansas	95
15	Borrower 15	River Valley Health and Rehabilitation Center	5301 Whee ler Ave, Fort Smith, Sebastian County, Arkansas	117
16	Borrower 16	Heritage Park Nursing Center	1513 South Dixieland Road, Rogers, Benton County, Arkansas	100
17	Borrower 17	Homestead Manor Nursing Home	826 North Street, Stamps, LaFayette County, Arkansas	94
18	Borrower 18	Released
19	Borrower 19	Stone County Nursing and Rehabilitation Center	706 Oak Grove Street, Mountain View, Stone County, Arkansas	97
20	Borrower 20	Released
21	Borrower 2 1	Little Rock Healthcare and Rehab, a/k/a West Markham Sub Acute & Rehab Center	5720 W. Markham, Little Rock, Pulaski County, Arkansas	157
22	Borrower 22	Released
23	Borrower 23	Released
24	Borrower 24	Released
25	Borrower 25	Coosa Valley Healthcare	513 Pineview Avenue, Glencoe, Etowah County, Alabama 35905	124

26	Borrower 26	Quail Creek Nursing and Rehabilitation Center	13500 Brandon Place, Oklahoma City, Oklahoma County, Oklahoma	118

Leases: Leases by Owners to each of Borrower 11 through Borrower 26 (except for Borrowers 18, 20, 22, 23, 24 and 25) of the respective Projects and subleases by Sublessor to each of Borrower 1 through Borrower 8 (except for Borrowers 1, 3, 6 and 8) of the respective Projects dated as follows:

Facility	Borrower	Owner/Sublessor	Date of Lease/Sublease
1	Borrower 1	Released
2	Borrower 2	Owner, Master Lease Lessor - William Foster Sublessor - ADK Georgia, LLC	Master Lease - August 1, 20 10 Sublease-August1' 20 10
3	Borrower 3	Released
4	Borrower 4	Owner, Master Lease Lessor - William Foster Sublessor - ADK Georgia, LLC	Master Lease - August 1, 2010 Sublease-August1' 20 10
5	Borrower 5	Owner, Master Lease Lessor - William Foster Sublessor - ADK Georgia, LLC	Master Lease - August 1, 2010 Sublease-August1' 2010
6	Borrower 6	Released
7	Borrower 7	Owner , Master Lease Lessor- William Foster Sublessor - ADK Georgia, LLC	Master Lease - August 1, 2010 Sublease - September 1' 2010
8	Borrower 8	Released
9	Borrower 9	Owner, Borrower 9	None
10	Borrower 10	Owner, Borrower 10	None
11	Borrower 11	Owner, Mt. Kenn Property Holdings, LLC	May 1, 2011

12	Borrower 12	Owner, Erin Property Holdings, LLC	May 1, 2011
13	Borrower 13	Owner , CP Property Holdings, LLC	September 6, 2011
14	Borrower 14	Owner , Benton Property Holdings , LLC	August 31,2011
15	Borrower 15	Owner, Valley River Property Holdings, LLC	August 31, 2011
16	Borrower 16	Owner , Park Heritage Property Holdings, LLC	August 31, 2011
17	Borrower 17	Owner, Homestead Property Holdings, LLC	August 31, 2011
18	Borrower 18	Released
19	Borrower 19	Owner , Mount V Property Holdings , LLC	November 30, 2011
20	Borrower 20	Released
21	Borrower 2 1	Owner, Little Rock HC&R Property Holdings, LLC	April 1,2012
22	Borrower 22	Released
23	Borrower 23	Released
24	Borrower 24	Released
25	Borrower 25	Owner , Borrower 25	None
26	Borrower 26	Owner , QC Property Holdings, LLC	June 25, 2012, amended July 1, 2012

Section 5.    Change in Section ll.l(b) of the Loan Agreement.    Section 11.1(b) of the Loan Agreement, as modified and amended by the Previous Modifications , is hereby further modified and amended in its entirety to read as follows:

(b) Declare the Note to be due and payable forthwith, without presentment , demand, protest or other notice of any kind, all of which Borrowers hereby expressly waive , and in the event of the occurrence of an Event of Default under Section 10.1(h) or 10. 1(i) of this Agreement, the Note shall automatically become due and payable immediately;

Section 6.    Change in Section 6 of the Note. The first sentence of Section 6 of the Note, as modified and amended by the Previous Modifications, is hereby further modified and amended in its entirety to read as follows:

At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default, and in the event of the occurrence of certain Events of Default under the Loan Agreement, this Note shall automatically become due and payable immediately as provided in the Loan Agreement.

Section 7.    Change in Minimum Fixed Charge Coverage Ratio of Borrowers.
Section 7.13 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby further modified and amended in its entirety to read as follows:

7.13    Minimum Fixed Charge Coverage Ratio of Borrowers. It is a condition of this Agreement and the Loan that as of the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2012, that the ratio of --

(i)the amount of the combined EBITDAR for Borrowers for
the 12-month period ending on the last day of such quarter, to

(ii)the sum of the combined amounts of the following for Borrowers for the 12-month period ending on the last day of such quarter:
(A) Rental Expense, plus (B) Debt Service, plus (C) Distributions, other than any amounts which were treated as an expense for accounting purposes,

shall be not less than 1.05 to 1.00. Notwithstanding the definition of the term Net Income in Section 1.1 of this Agreement, the Net Income for each Borrower used in calculating EBITDAR of such Borrower for the purpose of this Section for any period, shall be computed by taking into account an imputed capital expenditures reserve allowance at the annual rate of $350 per licensed bed in such Borrower's Facility. For the avoidance of doubt, (i) unlike Section 7.12 hereof, the Net Income for Borrowers used in calculating EBITDAR of Borrowers for the purpose of this Section for any period shall be computed by taking into account each Borrower 's actual management fees for such period only and not taking into account any imputed management fees. Notwithstanding the foregoing provisions of this Section, in the case of the fiscal quarters ending December 31, 2012, March 31,2013, and June 30,2013, the calculation of such ratio shall be made for the period commencing on October 1, 20 12, and ending on the last day of such quarter, instead of for the full 12-month period ending on the last day of such quarter.

Section 8.    Change in Exhibit A. Exhibit A to the Loan Agreement, as modified and amended by the Previous Modifications, is hereby further modified and amended in its entirety to be as attached to this Agreement effective as of the date of this Agreement, with the existing Exhibit A to the Loan Agreement , as modified and amended by the Previous Modifications , to continue to be effective for periods prior to the date of this Agreement.

Section 9.    Attachment to Note. The Lender may, and prior to any transfer by it of the Note shall, attach a copy of this Agreement to the original Note and place an endorsement on the original Note making reference to the fact that such attachment has been made.

Section 10.    Representations and Warranties. The term "Signing Entity" as used in this Section means any entity (other than a Borrower/Guarantor Party itself) that appears in the signature block of any Borrower/Guarantor Party in this Agreement, any of the Documents or any of the Previous Modifications, if any. In order to induce the Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby represent and warrant to the Lender as follows as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement :

(a)Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of which is stated in the Preambles to this Agreement, and if such State is not the State in which its Facility is located, such Borrower is duly registered or qualified to transact business and in good standing in the State in which its Facility is located. Each Borrower has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement , each of the Documents to which it is a party and the Previous Modifications, and to perform and consummate the transactions contemplated hereby and thereby.

(b)The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement, each of the Documents to which it is a party and the Previous Modifications, and to perform and consummate the transactions contemplated hereby and thereby .

(c)Each Signing Entity is duly organized , validly existing and in good standing under the laws of the State in which it is organized, has all necessary power and authority to carry on its present business , and has full right, power and authority to execute this Agreement , the Documents and the Previous Modifications in the capacity shown in each signature block contained in this Agreement, the Documents and the Previous Modifications in which its name appears, and such execution has been duly authorized by all necessary legal action applicable to such Signing Entity.

(d)This Agreement , the Documents and the Previous Modifications have been duly authorized , executed and delivered by such of the Borrower/Guarantor Parties as are parties thereto , and this Agreement, the Documents and the Previous Modifications constitute valid and legally binding obligations enforceable against such of the Borrower/Guarantor Parties as are parties thereto. The execution and delivery of this Agreement , the Documents and the Previous Modifications and compliance with the provisions thereof under the circumstances contemplated therein do not and will not conflict with or constitute a breach or violation of or default under the organizational documents of any Borrower/Guarantor Party or any Signing Entity, or any

agreement or other instrument to which any of the Borrower/Guarantor Parties or any Signing Entity is a party, or by which any of them is bound, or to which any of their respect ive properties are subject, or any existing law, administrative regulation, court order or consent decree to which any of them is subject.

(e)The Borrower/Guarantor Parties are in full compliance with all of the terms and conditions of the Documents to which they are a party and the Previous Modifications, and no Default or Event of Default has occurred and is continuing with respect to any of the Documents or the Previous Modifications.

(f)There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this Agreement, any of the Documents or the Previous Modifications, or questioning the validity thereof, or in any way contesting the existence or powers of any of the Borrower/Guarantor Parties or any Signing Entity, or in which an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement, any of the Documents or the Previous Modifications, or would result in any material adverse change in the financial condition, properties, business or operations of any of the Borrower/Guarantor Parties.

(g)	The statements contained in the Recitals to this Agreement are true and correct.

Section 11.    Documents to Remain in Effect; Confirmation of Obligations; References.    The Documents shall remain in full force and effect as originally executed and delivered by the parties, except as previously modified and amended by the Previous Modifications and as expressly modified and amended herein. In order to induce the Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby (i) confirm and reaffirm all of their obligations under the Documents, as previously modified and amended by the Previous Modifications and as modified and amended herein; (ii) acknowledge and agree that the Lender, by entering into this Agreement, does not waive any existing or future default or event of default , under any of the Documents, or any rights or remedies under any of the Documents, except as expressly provided herein; (iii) acknowledge and agree that the Lender has not heretofore waived any default or event of default under any of the Documents, or any rights or remedies under any of the Documents; and (iv) acknowledge and agree that they do not have any defense, setoff or counterclaim to the payment or performance of any of their obligations under, or to the enforcement by the Lender of, the Documents, as previous ly modified and amended by the Previous Modifications and as modified and amended herein, including, without limitation, any defense, setoff or counterclaim based on the covenant of good faith and fair dealing.    All references in the Documents to any one or more of the Documents, or to the "Loan Documents," shall be deemed to refer to such Document, Documents or Loan Documents, as the case may be, as previously modified and amended by the Previous Modifications and as modified and amended by this Agreement. Electronic records of executed documents maintained by the Lender shall be deemed to be originals thereof.

Section 12.    Certifications, Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby certify, represent and warrant to the Lender that all certifications, representations and warranties contained in the Documents and the Previous Modifications and in all certificates heretofore delivered to the

Lender are true and correct as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement, and all such certifications, representations and warranties are hereby remade and made to speak as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement.

Section 13.    Entire Agreement; No Reliance.    This Agreement sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Agreement, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than as are herein set forth. The Borrower/Guarantor Parties acknowledge that they are executing this Agreement without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein.

Section 14.    Successors.    This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors, assigns and legal representatives.

Section 15.     Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 16.    Amendments, Changes and Modifications.    This Agreement may be amended, changed, modified, altered or terminated only by a written instrument executed by all of the parties hereto.

Section 17.    Construction.

(a)The words "hereof," "herein," and "hereunder," and other words of a similar import refer to this Agreement as a whole and not to the individual Sections in which such terms are used.

(b)References to Sections and other subdivisions of this Agreement are to the designated Sections and other subdivisions of this Agreement as originally executed.

(c)The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

(d)Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders.

(e)The Borrower/Guarantor Parties and the Lender, and their respective legal counsel, have participated in the drafting of this Agreement, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

Section 18.    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. An electronic record of this executed Agreement maintained by the Lender shall be deemed to be an original.

Section 19.    Governing Law. This Agreement is prepared and entered into with the intention that the law of the State of Illinois shall govern its construction and enforcement.

[SIGNATURE PAGE(S) AND EXHIBIT(S), IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ADK Lumber City Operator, LLC
ADK LaGrange Operator, LLC
ADK Powder Springs Operator, LLC
ADK Thunderbolt Operator, LLC
Attalla Nursing ADK, LLC
Mountain Trace Nursing ADK, LLC
Mt. Kenn Nursing, LLC
Erin Nursing, LLC
CP Nursing, LLC
Benton Nursing, LLC
Valley River Nursing, LLC
Park Heritage Nursing, LLC
Homestead Nursing, LLC
Mountain View Nursing, LLC
Little Rock HC&R Nursing, LLC
COOSA NURSING ADK, LLC
QC NURSING, LLC

By	/s/ David Rubenstein
David Rubenstein, Manager of each Borrower

ADCARE HEALTH SYSTEMS, INC.

By	/s/ Ronald W. Fleming
Ronald W. Fleming, Chief Financial Officer

- AdCare Portfolio Operator Loan Sixth Modification Agreement -
- Signature Page 1 -

THE PRIVATEBANK AND TRUST COMPANY

By	/s/ Amy K. Hallberg
Amy K. Hallberg, Managing Director

- AdCare Portfolio Operator Loan Sixth Modification Agreement -
- Signature Page 2 -

EXHIBIT A

DIRECT AND INDIRECT OWNERSHIP OF BORROWERS

[See Attached Organization Chart]

AdCare Health Systems, Inc., a Georgia corporation
AdCare Operations, LLC, a Georgia LLC
Benton Nursing, LLC, a Georgia LLC
CP Nursing, LLC, a Georgia LLC
Mt. Kenn Nursing, LLC, a Georgia LLC
Erin Nursing, LLC, a Georgia LLC
Attalla Nursing ADK, LLC, a Georgia LLC
Mountain Trace Nursing ADK, LLC, an Ohio LLC
ADK Georgia, LLC, a Georgia LLC
Coosa Nursing ADK, LLC, a Georgia LLC
QC Nursing, LLC, a Georgia LLC
Homestead Nursing, LLC, a Georgia LLC
Little Rock HC&R Nursing, LLC, a Georgia LLC
ADK LaGrange Operator, LLC, a Georgia LLC
ADK Lumber City Operator, LLC, a Georgia LLC
ADK Powder Springs Operator, LLC, a Georgia LLC
ADK Thunderbolt Operator, LLC, a Georgia LLC
Mountain View Nursing, LLC, a Georgia LLC
Park Heritage Nursing, LLC, a Georgia LLC
Valley River Nursing, LLC, a Georgia LLC

A-2

- AdCare Portfolio Operator Loan Sixth Modification Agreement -
- Signature Page 2 -